                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                               December 19, 2000

                              CARROLS CORPORATION
             (Exact name of registrant as specified in its charter)

          Delaware                               16-0958146                      0-25629
(State or other jurisdiction          (IRS employer identification no.)   (Commission File Number)
of incorporation or organization)

                                968 James Street
                            Syracuse, New York 13203
          (Address of principal executive office, including ZIP Code)

                                 (315) 424-0513
              (Registrant's telephone number, including area code)

                                      N/A
         (Former name or former address, if changed since last report)

Item 2.   ACQUISITION OR DISPOSITION OF ASSETS

     On December 19, 2000, Carrols Corporation (the Company) completed its acquisition of Taco Cabana, Inc. pursuant to an Agreement and Plan of Merger dated October 6, 2000. On December 18, 2000, Taco Cabana, Inc. shareholders approved the merger of Spur Acquisition Corp. (a wholly-owned subsidiary of Carrols Corporation) with and into Taco Cabana, Inc. As a result of the merger, each outstanding share of Taco Cabana common stock was converted into the right to receive $9.04 in cash per share. The total transaction was valued at approximately $153 million including the purchase of the 11.9 million outstanding common shares, employee stock options and the assumption of Taco Cabana's outstanding debt which was approximately $43 million. To finance the Taco Cabana acquisition, the Company entered into a new senior credit facility as described in Item 5 of this report.

     Taco Cabana is a regional quick-service restaurant chain featuring Mexican style food, including, flame-grilled beef and chicken fajitas, quesadillas and other Tex-Mex dishes and fresh, hot flour tortillas. As of December 19, 2000, Taco Cabana owned and operated 117 restaurants and franchised 10 restaurants, predominantly located in Texas, Oklahoma and Arizona.

Item 5.  OTHER EVENTS

     On December 19, 2000, Carrols Corporation entered into a Loan Agreement with The Chase Manhattan Bank as Agent and as a lender, Bank of America, N.A. as Syndication Agent and as a lender, SunTrust Bank, Atlanta as Documentation Agent and as a lender, Manufacturers and Traders Trust Company as Co-Agent and as a lender, and other lenders as parties thereto. This new senior credit facility was used to finance the acquisition of Taco Cabana, Inc. and to refinance outstanding amounts under the Company's previous credit facility. The new credit agreement provides for a total financing commitment of $250 million comprised of a $70 million Term Loan A facility, an $80 million Term Loan B facility and a $100 million Revolving Loan Facility. At closing on December 19, 2000, the term loans were fully funded and $68 million was borrowed under the revolving loan facility.

          A copy of the Loan Agreement dated December 19, 2000 is annexed hereto as Exhibit 10.30.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS


(a)  Financial Statements of Business Acquired

     As required by Item 7 (a) to Form 8-K, this report includes the historical and interim financial statements of Taco Cabana, Inc. The historical consolidated balance sheets of Taco Cabana, Inc. and subsidiaries as of January 2, 2000 and January 3, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended January 2, 2000 are annexed hereto as Exhibit 99.1. The interim financial statements as of October 1, 2000 and for the three and nine months ended October 1, 2000 are annexed hereto as Exhibit 99.2.

(b)  Pro Forma Financial Information

     This report does not include the pro forma financial information required by Item 7 (b) to Form 8-K. Pursuant to Item 7 (b) (2) to Form 8-K, such pro forma financial information will be filed by the Registrant within 75 days of the effective date of December 19, 2000.

(c)  Exhibits

     2.2 Agreement and Plan of Merger among Carrols Corporation, Spur Acquisition Corp. and Taco Cabana, Inc. dated October 6, 2000 (incorporated by reference to Exhibit 2.2 to Carrols Corporation's Form 8-K filed October
11, 2000).

     10.30 Loan Agreement dated as of December 19, 2000 among Carrols Corporation, The Chase Manhattan Bank, Bank of America, N.A., Suntrust Bank, Atlanta, Manufacturers and Traders Trust Company, and the other lenders now or hereafter parties hereto.

     99.1 Consolidated balance sheets of Taco Cabana, Inc. and subsidiaries as of January 2, 2000 and January 3, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended January 2, 2000.

     99.2 Condensed consolidated interim financial statements of Taco Cabana, Inc. and subsidiaries as of October 1, 2000 and for the three and nine months ended October 1, 2000.


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CARROLS CORPORATION
                              (Registrant)



Date:     January 3, 2001      By:  /s/ Paul R. Flanders
                                    --------------------
                                    Paul R. Flanders, Vice President - Finance
                                    and Treasurer


                                       3